                                                                    EXHIBIT 23.4


               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the reference to our firm and to our report effective December 31, 1999, in the Annual Report on Form 10-K of Triton Energy Limited, incorporated by reference into the Registration Statement on Form S-4 of Triton Energy Limited to be filed with the Securities and Exchange Commission on or about October 24, 2000.


                                    NETHERLAND, SEWELL & ASSOCIATES, INC.

                                    By: /s/ FREDERIC D. SEWELL
                                       -----------------------------------------
                                       Frederic D. Sewell
                                       President


Dallas, Texas
October 23, 2000